Exhibit 21.1

Name of Subsidiary	State of Formation	Other Names Used
175 Remsen PE Investors, LLC	Delaware
175 Remsen PE Investors II, LLC	Delaware
990 Stewart Avenue Investors, LLC	Delaware
1805 Old Alabama Road, LLC	Georgia
1805 Old Alabama Road Manager, LLC	Georgia
7500 Bellair Mall LP	Texas
AI-Hartford, LLC	Delaware
AI-Neenah, LLC	Delaware
AI-Two Rivers, LLC	Delaware
Advenir@Promontory, LLC	Florida
Amarillo Dunhill, LLC	Delaware
Argyle Corridor Member, LLC	Delaware
Ascot Park Member, LLC	Delaware
Aslan Centerpoint, LLC	Kentucky
Aslan Chalkville, LLC	Kentucky
Aslan Terrace, LLC	Kentucky
Aurora Lake Member, LLC	Delaware
Autumn Grove Member, LLC	Delaware
Bear Stearns ARM Trust 2005-9	Delaware
Bear Stearns ARM Trust 2005-7	Delaware
Belle Creek Member, LLC	Delaware
Blackstone Member, LLC	Delaware
Braden Lakes Member, LLC	Delaware
Broadstone I Partner, LLC	Delaware
Brook of Willows Member, LLC	Delaware
Buckner-Beckley, L.L.C.	Texas
Citigroup Mortgage Loan Trust 2005-11	Delaware
Collins West Member, LLC	Delaware
Colonial Parc Apartments Arkansas, LLC	Delaware
Colonial Parc Member, LLC	Delaware
Copper Mill Member, LLC	Delaware
Cornerstone Member, LLC	Washington
Creekstone Member, LLC	Delaware
Crestmont Member, LLC	Delaware
Cumberland Member, LLC	Delaware
CWABS Trust 2005 HYB9	Delaware
Desert Wind Member, LLC	Delaware
Diversified Historic Investors III:
Lincoln Court Apartments Trust	Pennsylvania
E Pointe Properties I, Ltd.	Texas
Eagle Ridge Member, LLC	Delaware
Emerald Bay Member, LLC	Delaware
First Wyoming Plaza, LLC	Illinois
Fourth & Plum, LLC	Delaware
Fox Crest Member, LLC	Delaware
Grand Terrace Member, LLC	Delaware
Gulf Pointe Member, LLC	Delaware
Heritage Trace Member, LLC	Delaware
Hillwood Pointe Member, LLC	Delaware
ICP 3400, LLC	Delaware
JPG – Hartford, L.L.C.	Delaware
JPG – Neenah, LLC	Delaware
JPG – Two Rivers, L.L.C.	Delaware
Las Vistas Member, LLC	Delaware
Lee Member, LLC	Delaware

Loma Vista Member, LLC	Delaware
Mandalay Member, LLC	Delaware
Merrill Lynch Mortgage Investors
Trust, Series 2005-A9	Delaware
Merrill Lynch Mortgage Backed
Securities Trust, Series MLMBS 2007-2	Delaware
Mountain Vista Member, LLC	Delaware
NP Dunhill, Ltd.	Texas
New Stonecrest Associates, L.P.	Pennsylvania
New Stonecrest Preferred, LLC	Delaware
Oyster Point Member, LLC	Delaware
Palm Isle Member, LLC	Delaware
Palms of Avalon Member, LLC	Delaware
Park Heights Member, LLC	Delaware
Penny Lane Member, LLC	Delaware
PMZ – Hartford, L.L.C.	Delaware
PMZ – Neenah, L.L.C.	Delaware
PMZ – Two Rivers, LLC	Delaware
PRG-RAIT Portfolio Member, LLC	Delaware
Quito Village Associates, LLC	Delaware
RAIT-401 Michigan, LLC	Delaware
RAIT 500 Michigan, LLC	Delaware
RAIT Amarillo, LLC	Delaware
RAIT Aslan Centerpoint, LLC	Delaware
RAIT Aslan Chalkville, LLC	Delaware
RAIT Aslan Terrace, LLC	Delaware
RAIT Asset Holdings, LLC	Delaware
RAIT Atria, LLC	Delaware
RAIT Braden Lakes, LLC	Delaware
RAIT Broadstone, Inc.	Delaware
RAIT Buckner, LLC	Delaware
RAIT Capital Corp.	Delaware	Pinnacle Capital Group
RAIT Cornerstone, LLC	Delaware
RAIT CRE CDO I, LLC	Delaware
RAIT CRE CDO I, Ltd.	Cayman Islands
RAIT CRE Holdings, LLC	Delaware
RAIT-CVI III, LLC	Delaware
RAIT-CVI III Belle Creek, LLC	Delaware
RAIT-CVI IV, LLC	Delaware
RAIT Emerald Pointe, Inc.	Delaware
RAIT Enterprises, LLC	Delaware
RAIT General, Inc.	Maryland
RAIT-Hartford, L.L.C.	Delaware
RAIT Limited, Inc.	Maryland
RAIT Lincoln Court, LLC	Delaware
RAIT McDowell, LLC	Delaware
RAIT Milwaukee, LLC	Delaware
RAIT-Neenah, L.L.C.	Delaware
RAIT North Park, LLC	Delaware
RAIT North Park Place, LLC	Delaware
RAIT Old Alabama Road, LLC	Georgia
RAIT Old Town Investor, LLC	Delaware
RAIT Partnership, L.P.	Delaware
RAIT-PRG Member, LLC	Delaware
RAIT Preferred Funding II, Ltd.	Cayman Islands
RAIT Preferred Funding II, LLC	Delaware
RAIT Preferred Holdings I, LLC	Delaware
RAIT Preferred Holdings II, LLC	Delaware

RAIT Promontory Point, LLC	Delaware
RAIT Quito-B, LLC	Delaware
RAIT Quito-C, LLC	Delaware
RAIT Reuss B Member, LLC	Delaware
RAIT Reuss C Member, LLC	Delaware
RAIT Reuss Federal Plaza, LLC	Delaware
RAIT Rogers Plaza, LLC	Delaware
RAIT SAAR Company, LLC	Delaware
RAIT Sabel Key Manager, Inc.	Delaware
RAIT Securities (UK), Ltd.	United Kingdom
RAIT Sharpstown, LLC	Delaware
RAIT Sharpstown Member, LLC	Delaware
RAIT Stonecrest, LLC	Delaware
RAIT Towne Square, LLC	Delaware
RAIT-Two Rivers, L.L.C.	Delaware
RAIT Urban Holdings, LLC	Delaware
RAIT Ventures, LLC	Delaware
REM-Cherry Hill, LLC	New Jersey
REM-Willow Grove, Inc.	Pennsylvania
REM-Willow Grove, L.P.	Pennsylvania
Rosedown Member, LLC	Delaware
Rutherford Plaza Manager, Inc.	Delaware
SAAR Company, LLC	New York
Sabel Key Southwest, LLC	Delaware
Sandal Ridge Member, LLC	Delaware
St. Pete Beach Holdings, LLC	Delaware
Stone Creek Member, LLC	Delaware
Summit Place Member, LLC	Delaware
TS Dunhill, Ltd.	Texas
Taberna Capital Management, LLC	Delaware
Taberna Capital (Ireland) Ltd.	Ireland
Taberna Equity Funding, Ltd	Cayman Island
Taberna Europe CDO I p.l.c.	Ireland
Taberna Europe CDO II p.l.c.	Ireland
Taberna Funding LLC	Delaware
Taberna Funding Capital Trust I	Delaware
Taberna Funding Capital Trust II	Delaware
Taberna Loan Holdings I, LLC	Delaware
Taberna Loan Holdings II, LLC	Delaware
Taberna Preferred Funding III, Inc.	Delaware
Taberna Preferred Funding IV, Inc.	Delaware
Taberna Preferred Funding VI, Inc.	Delaware
Taberna Preferred Funding VII, Inc.	Delaware
Taberna Preferred Funding VIII, Inc.	Delaware
Taberna Preferred Funding IX, Inc.	Delaware
Taberna Preferred Funding III, Ltd.	Cayman Islands
Taberna Preferred Funding IV, Ltd.	Cayman Islands
Taberna Preferred Funding VI, Ltd.	Cayman Islands
Taberna Preferred Funding VII, Ltd.	Cayman Islands
Taberna Preferred Funding VIII, Ltd.	Cayman Islands
Taberna Preferred Funding IX, Ltd.	Cayman Islands
Taberna Real Estate CDO I, Ltd.	Cayman Islands
Taberna Realty Finance Trust	Maryland
Taberna Realty Holdings Trust	Maryland
Taberna Securities, LLC	Delaware
Treeline Boro Hall LLC	New York
Tuscany Bay Member, LLC	Delaware
Urban Retail Properties Co., LLC

Ventura Member, LLC	Delaware
West Argyle Member, LLC	Delaware
Woodmeade Member, LLC	Delaware
Zeller-401 RAIT, L.L.C.	Delaware
Zeller-500 RAIT, L.L.C.	Delaware